EXHIBIT 10.130

              $12,000,000 CONVERTIBLE SECURED PROMISSORY NOTE DATED
             AUGUST 8, 1996 ISSUED BY THE HARTCOURT COMPANIES, INC.

                           PURCHASE AND SALE AGREEMENT



DATED:                                                           8, August 1996

PARTIES:

1.   "Hartcourt"

     The Hartcourt Companies, Inc., a corporation organised under the laws of the United States, State of Utah.

2.   "NuOasis"

     NUOASIS INTERNATIONAL INC., a corporation organised under the laws of the Commonwealth of the Bahamas.

RECITALS:

1.1 NuOasis is the owner and developer of a commercial real estate project located in mainland China commonly known as the Peony Gardens Property, more fully described in Schedule "1" annexed hereto (the "Property"); and,

1.2  Hartcourt wishes to purchase the Property.

OPERATIVE PROVISIONS:

1.   PURCHASE AND SALE

     1.1 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, NuOasis agrees to sell and transfer the Property to Hartcourt and Hartcourt agrees to purchase and accept the Property for the consideration set forth in this Agreement.

     1.2 In exchange for the Property, Hartcourt shall pay to NuOasis the sum of Twenty Two Million Dollars (USD22,000,000), hereinafter referred to as the "Purchase Price", consisting of a Convertible Secured Promissory Note in the principal amount of Twelve Million Dollars (USD12,000,000) in the form annexed hereto as Schedule 2 (the "Hartcourt Note") and the greater of Two Million (2,000,000) shares of Hartcourt common stock or that number of shares of Hartcourt common stock having a market value equal to Ten Million Dollars (USD10,000,000) at Closing (the "Shares"). For the purpose of this Agreement, "Market Value" shall mean fifty percent (50%) of the thirty
          (30) days moving average closing "bid" price for Hartcourt common stock as quoted by the United States National Association of Securities Dealers Electronic Bulletin Board immediately preceding the Closing Date.

2.   CLOSING

     2.1 The closing of the delivery and transfer of the Property (the "Closing") shall occur at the offices of Hartcourt on a date ("Closing Date") to be mutually agreed upon by Hartcourt and NuOasis after (i) exchange of all books, records, financial information, documents, and other materials deemed necessary to completion of the transaction contemplated under this Agreement, and (ii) completion of all review periods provided for in this Agreement. Exchange of documents under this Agreement shall begin as soon as possible after execution hereof. In any case, the Closing Date shall be no later than 30th September 1996.

     2.2  At the Closing,  the following  transactions shall occur and documents
          shall  be   exchanged,   all  of  which   shall  be  deemed  to  occur
          simultaneously:

          2.2.1 NuOasis will deliver, or cause to be delivered, to Hartcourt:

               2.2.1.1 the documents  necessary to establish the interest in the
                    Property and to transfer ownership of NuOasis' right, title and interest in and to the Property to Hartcourt, in form and substance acceptable to Hartcourt;

               2.2.1.2 such other documents,  instruments,  and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by Hartcourt in furtherance of the intent of this Agreement.

               2.2.1.3 certificates or other conveyance  documents acceptable to
                    NuOasis transferring the Purchase Price to NuOasis;

     2.3 From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF HARTCOURT

     Hartcourt represents and warrants to NuOasis that:

     3.1 Hartcourt is a corporation, validly existing and in good standing under the laws of the United States, State of Utah, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of Hartcourt. This Agreement has been duly executed and delivered by Hartcourt and the Hartcourt Note the Shares to be issued by Hartcourt hereunder will constitute validly issued shares and a binding, and enforceable obligation of the corporation.

     3.2 To the best of Hartcourt's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Hartcourt is a party or to which it is subject so as to give rise to a claim by anyone against the Hartcourt Note or Shares which would in any way effect the enforceability or validity of this Agreement or Hartcourt's ability to conclude the transaction contemplated under this Agreement.

     3.3 The Shares. The Shares to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claim, and encumbrances, and Hartcourt can issue such shares without the consent or approval of any person, firm, corporation, or government authority.

     3.4 Capitalization. The capitalization of Hartcourt is attached hereto and incorporated herein as Schedule "3".

     3.5 Financial Information. Hartcourt has provided NuOasis, or will provide prior to Closing, copies of its Annual Report containing audited financial statements for the years ending 31st December 1994 and 1995, and all other information included in such reports or delivered to NuOasis pursuant to this Agreement, shall be referred to as the
          "Hartcourt   Financials".   Except  as  set  forth  in  the  Hartcourt
          Financials, Hartcourt has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Hartcourt Financials, none of which (individually or in the aggregate) are material except as expressly indicated there use is not a guarantor or otherwise contingently liable for any material amount of indebtedness. Except as indicated in the Hartcourt Financials, there exists no default under the provisions of any instrument evidencing any indebtedness or of any agreement in relation thereto.

     3.6 Litigation. To the best knowledge and belief of Hartcourt, except as disclosed in the Hartcourt Financials or pursuant to this Agreement, there is neither pending nor threatened, any action, suit or arbitration to which its Hartcourt property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or create a material liability on the part of Hartcourt, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

     3.7 Tax Matter. To the extent that its tax filings, liabilities, payments, or provisions for payment could give rise to a claim against or affect the right of ownership to the Shares, Hartcourt has filed or will file all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment of all taxes, interest, penalty fee, assessment, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect of such returns or reports.

     3.8 Contracts. Except as disclosed pursuant to this Agreement, or in the Hartcourt Financials, there are no contracts, actual or contingent obligations, agreement, franchises, license agreements, or other commitments between Hartcourt third parties which are material to its business, financial condition, or results of operation, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than Ten Thousand Dollars (USD10,000).

     3.9 Material Contract Breaches: Defaults. To the best of Hartcourt's Knowledge and relief, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which might give rise to a claim by anyone against the Note or the Shares, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material rise to a claim against the Note or the Shares in respect of which Hartcourt has not taken adequate steps to prevent such a default from occurring.

     3.10 Securities Laws. Hartcourt is a public company and represents that, to the best of its knowledge, except as disclosed in the Hartcourt Financials, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to this original stock issuance to its founders, its initial public offering, or any dealings with its stockholders, the public, the brokerage community, the United States Securities And Exchange Commission ("SEC"), any U.S. state regulatory agencies, or other person. Hartcourt is currently a non-reporting company and is not required to file quarterly or yearly reports. Hartcourt is in the process of filing its Form 10 with the SEC. Hartcourt is currently published in Standard and Poors and is cleared therefore for secondary trading in Standard and Poors approved states.

     3.11 Brokers. Hartcourt has agreed to pay a finder's fee with respect to the transaction contemplated in this Agreement to Asian International Development Ltd. ("AID"), its assignees or nominees, and to Guangoong Investments Ltd. ("GIL"), its assignees or nominees in an amount to be negotiated. To the best of Hartcourt's knowledge, no other person or entity is entitled, or intends to claim that it is entitled, to receive any fees or commissions in connection with this transaction, further agrees to indemnify and hold harmless NuOasis against liability to AID, GIL or any broker claiming fees of any kind or nature.

     3.12 Approvals. Except as otherwise provided in this Agreement, to Hartcourt's best knowledge and belief no authorization, consent, or approval of, or registration or filing with any governmental authority, or any other person, is required to be obtained or made by connection with Hartcourt's execution, delivery, or performance of this Agreement.

     3.13 Full disclosure. The information concerning set forth in this Agreement, and in the Hartcourt Financials, is, to the best of Hartcourt's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     3.14 Date of Representations and Warranties. Each of the representations and warranties of set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF NUOASIS

     NuOasis represents and warrants to Hartcourt that:

     4.1 NuOasis is the owner of the Property and will certify in form and substance acceptable to Hartcourt at Closing.

     4.2 NuOasis is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Bahamas, with the corporate power and authority to carry on its business as now being conducted. In addition, NuOasis is duly qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the business of NuOasis, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate actions on the part of NuOasis, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by NuOasis and constitutes the valid, binding, and enforceable obligation of NuOasis.

     4.3 NuOasis has provided to Hartcourt, or will provide prior to Closing, appraisals, construction costs and budgets, and all other information related to the Property in the possession of NuOasis, or available for NuOasis. Such information shall be referred to as the "Property Reports". All financial statements and reports included in the Property Reports and prepared by NuOasis, are prepared in accordance with generally acceptable accounting standards and present fairly the condition of the Property. Except as indicated, there exists no default under the provisions of any instrument evidencing NuOasis' ownership of the Property and NuOasis is not a guarantor or otherwise contingently liable for any material amount of indebtedness relating thereto.

     4.4 To the best knowledge and belief of NuOasis, there is neither pending nor threatened, any action, suit, arbitration, proceeding (whether federal, state, local or foreign) or claim to which NuOasis or the Property is or is likely to be named as a party in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, of the Property, or create any material liability on the part of owners of the Property, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

     4.5 To NuOasis's best knowledge and belief, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by NuOasis in connection with the execution, delivery, or performance of this Agreement.

     4.6 The information concerning NuOasis set forth in this Agreement and in the Property Reports is, to the best of NuOasis's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NUOASIS

     All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     5.1 The representations and warranties by Hartcourt set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     5.2 Hartcourt shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.3 Hartcourt shall have taken all corporate and other action necessary to issue the Shares and the Hartcourt Note constituting the Purchase Price to NuOasis pursuant to this Agreement.

     5.4 All instruments and documents delivered to NuOasis pursuant to the provisions of this Agreement shall be satisfactory to NuOasis and its legal counsel.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF HARTCOURT

     All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     6.1 The representations and warranties by NuOasis set forth in this Agreement shall be true and correct with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     6.2  NuOasis  shall  have   performed  and  complied  with  all  covenants,
          agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 NuOasis shall have taken all corporate and other action necessary to transfer NuOasis ownership and title to the Property to Hartcourt.

     6.4 Before Closing, NuOasis will have delivered the Property Reports to Hartcourt. NuOasis shall specifically provide to Hartcourt schedules of all costs related to the Property as of 31st March, 1996 and all other documents necessary to substantiate to Hartcourt's sole satisfaction the agreed value of not less than Twenty Two Million Dollars (USD22,000,000). Upon receipt and review of the Property Reports, Hartcourt shall have fifteen(15) business days to raise objections to the information contained in the Property Reports, which shall be accomplished by submission of a written list of such objections to NuOasis, and to conduct a valuation of the Property. If there are objections, or if the valuation of the Property, as determined by Hartcourt, or a recognised independent appraiser acting for Hartcourt, is less than Twenty-Two Million Dollars(USD22,000,000), then Hartcourt shall have the option to terminate this Agreement without penalty. Alternatively, Hartcourt may elect, in its sole discretion, to waive objections and proceed with Closing.

     6.5 All instruments and documents delivered to Hartcourt pursuant to the provisions of this Agreement shall be satisfactory to Hartcourt and its legal counsel. NuOasis shall provide to Hartcourt prior to Closing evidence satisfactory to Hartcourt that the representations of NuOasis herein and the interest in the Property is legally created and duly enforceable.

7.   TERMINATION

     7.1 This Agreement may be terminated at any time prior to the Closing Date without liability on the part of either Hartcourt or NuOasis:

          7.1.1 by mutual consent of Hartcourt and NuOasis;

          7.1.2by  Hartcourt  or  NuOasis,  (unless  the  action  or  proceeding referred to is caused by a breach or default on the part of Hartcourt or NuOasis of any of their representations, warranties, or obligations under this Agreement), if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this
               Agreement and which, in the judgment of Hartcourt or NuOasis, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

          7.1.3by NuOasis or Hartcourt (as the case may be) if, as provided herein upon Hartcourt's disapproval of the Value of the Property or NuOasis' disapproval of the Value of the Shares or the financial condition of Hartcourt, including but not limited to its capitalisation, at any time prior to Closing.

8.   TERMINATION WITH CAUSE

     If this Agreement is terminated for breach or otherwise for cause, the non-breaching party shall be reimbursed by the other party of all expenses and costs related to this Agreement in the amount of Fifty Thousand Dollars (USD50,000).

9.   MISCELLANEOUS PROVISIONS

     9.1 All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. Hartcourt and NuOasis are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     9.2 All costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the following manner:

          9.2.1each party has been represented by its own attorney(s) in this transaction, shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary.

          9.2.2each party shall bear its reasonable shares of all other Closing costs and expenses arising from this Agreement.

     9.3 At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     9.4 Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     9.5 All notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:

          To Hartcourt:  The Hartcourt Companies, Inc.
                         19104 Norwalk Blvd.
                         Artesia, California 90703
                         Telephone: +1 310 403-1126
                         Facsimile: +1 310 403-1130

          To NuOasis:    NuOasis International Inc.
                         First Directors Limited
                         43 Elizabeth Avenue
                         Nassau, The Bahamas
                         Telephone:     +44 1624 815544
                         Facsimile:     +44 1624 815548

     9.6 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7  This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 Notwithstanding that this Agreement was negotiated and is being contracted for in the Bahamas and any conflict-of-law provision to the contrary, the Agreement shall be governed by the laws of the Commonwealth of the Bahamas.

     9.9 This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     9.10 This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     9.11 If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     9.12 This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

     9.13 A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     9.14 Time is of the essence of this Agreement and of each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

THE HARTCOURT COMPANIES INC.


   /s/    Alan Phan
By:-------------------------------
   Name:     Alan Phan
   Title:    President

NuOASIS INTERNATIONAL INC.



By:-------------------------------
   Name:
   Title:

                                  SCHEDULE "1"

                                     to the
                           Purchase and Sale Agreement
                                 Dated July 1996

                                  THE PROPERTY

                                      1 - 1

                                  SCHEDULE "2"

                                     to the
                           Purchase and Sale Agreement
                                 Dated July 1996

                       CONVERTIBLE SECURED PROMISSORY NOTE



THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT HAVE BEEN ISSUED IN RELIANCE UPON REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO A "U.S. PERSON" (AS DEFINED IN REGULATION S) OR TO ANY PERSON WITH A UNITED STATES ADDRESS DURING THE RESTRICTED PERIOD FOLLOWING ISSUANCE OF THE SECURITIES. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD, ANY RESALE OR TRANSFER OF THE SECURITIES TO A U.S. PERSON OR INTO THE UNITED STATES MUST BE MADE IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

                                      2 - 1

                       CONVERTIBLE SECURED PROMISSORY NOTE



U.S. $12,000,000                                            August 8, 1996
                                                            Artesia, California



         FOR VALUE RECEIVED, The Hartcourt Companies, Inc., a corporation organised under the laws of the United States, State of Utah, with its principal place of business in Artesia, California ("Maker"), hereby promises to pay to NuOasis International, Inc., a company organised under the laws of the Commonwealth of the Bahamas ("Payee"or "Holder") the principal sum Twelve Million Dollars (US$12,000,000) with principal and accrued interest at the rate of eight percent (8%) per annum due and payable 30 days after demand or August 31, 1997, whichever first occurs (the "Due Date"). This Convertible Secured Promissory Note (the "Note") is issued by Maker pursuant to the Purchase and Sale Agreement of even date (the "Purchase Agreement").

         To secure the payment of this Note, Maker hereby grants to the Holder pursuant to a Security Agreement dated of even date between Maker and Holder a security interest in the property set forth in Exhibit "A" hereto (the "Collateral"). Upon default, the Holder may resort to any remedy against the Collateral available to a secured party under the United States Uniform
Commercial Code, or laws of the Peoples Republic of China. Notwithstanding anything to the contrary herein, this Note is without recourse. Payee and Holder agree to look solely to the Collateral for satisfaction in the event of default.

         All documents and instruments now or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note and the Security Agreement of even date, are sometimes collectively referred to herein as the "Security Documents."

         All agreements in this Note and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker. Maker and Payee affirm that the indebtedness evidenced represents the partial consideration for the Property being acquired by Maker pursuant to the Purchase Agreement.

          Maker shall pay to Holder all reasonable costs, expenses, charges, disbursements and attorneys' fees incurred by Holder following an Event of Default in collecting, enforcing or protecting this Note or any other Security Document, whether incurred in or out of court, including appeals and bankruptcy proceedings.



                                      2 - 2

         If Maker utilizes the Collateral in any way to secure financing, Maker agrees to pay the net proceeds of such financing to Holder to the extent of the principal balance of the Note, and all accrued and unpaid interest, before distributing any of such financing proceeds for other purposes.

CONVERSION FEATURES OF THE NOTE

         This Note is convertible into shares of the Maker's common stock as hereinafter provided. At the election of Holder, the Note is convertible into the greater of that number of shares of common stock of Maker with a current market value at the date of conversion equal to the unpaid principal balance due on the Note. "Market Value" for the purpose of this Note shall mean fifty percent (50%) of the moving average bid price of such shares for the ten (10) business days immediately preceeding notice of conversion.

EXTENSION OF THE DUE DATE

         In the event the Maker hereof makes any principal reduction payments on this Note on or before October 31, 1996, then the Due Date of this Note shall be extended as follows: For each One Million Dollars (US$1,000,000) of principal reduction payments made on the Note, the Due Date shall be extended by thirty
(30) days.

EVENTS OF DEFAULT

         Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any monetary amount payable hereunder, under the terms of any Security Document, or under the terms of any other obligation of Maker to Payee hereunder, within ten (10) days following the date the same is due; (b) if default is made in the performance of any other promise or obligation described herein, in any Security Document, or in any other document evidencing or securing any indebtedness of Maker to Payee following ten (10) days prior notice to Maker of such default and the failure of Maker to cure such default within ten (10) day period; (c) if Maker shall execute an assignment of any of its property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet its debts as they mature, suspend its active business or be declared insolvent by any court, suffer any judgment or decree to be rendered against it in an amount greater than US$10,000, suffer a receiver to be appointed for any of its property, voluntarily seek relief or have involuntary proceedings brought against it under any provision now in force or hereinafter enacted of any law relating to bankruptcy, or forfeit its charter, dissolve, or terminate its existence; (d) if any writ of attachment, garnishment or execution shall be issued against Maker;
(e) if any tax lien be assessed or filed against Maker; (f) if any warranty, representation or statement made or furnished to Payee by or on behalf of Maker, including but not limited to any information provided to Payee in conjunction with the Purchase Agreement.

          Upon the occurrence of any Event of Default, which is not cured within ten (10) days after notice of such default is given by Holder or at any time thereafter when any Event of Default may continue, Holder may, at its option and in its sole discretion, declare the entire balance of this Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Security Document to the contrary notwithstanding.

                                      2 - 3

         Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

         This Note has been delivered to Payee and accepted by Payee in the Commonwealth of the Bahamas and shall be governed and construed generally according to the laws of said jurisdiction except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in a United States federal court of appropriate jurisdiction located in or having jurisdiction over the Maker. Maker and Payee each waives any objection to the jurisdiction of or venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process pursuant to the laws of the Commonwealth of the Bahamas or, if applicable, as described in the United States Federal Rules of Civil Procedure. Maker and Payee each waives the right to claim that any such court is an inconvenient forum or any similar defense.

         If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

         As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.

         This Note and any and all certificates issued in replacement thereof or in exchange therefor, will bear a restrictive transfer legend in the following form:

"THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT HAVE BEEN ISSUED IN RELIANCE UPON REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO A "U.S. PERSON" (AS DEFINED IN REGULATION S) OR TO ANY PERSON WITH A UNITED STATES ADDRESS DURING THE RESTRICTED PERIOD FOLLOWING ISSUANCE OF THE SECURITIES. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD, ANY RESALE OR TRANSFER OF THE SECURITIES TO A U.S. PERSON OR INTO THE UNITED STATES MUST BE MADE IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

                                      2 - 4

         Executed by the undersigned the year and day first above written.

                                        The Hartcourt Companies, Inc.
                                        a Utah corporation



                                        By:------------------------------------
                                           Name:
                                           Title:

                                      2 - 5

                                   EXHIBIT "A"

                                     to the
                       Convertible Secured Promissory Note
                           dated August 8, 1996



                                 THE COLLATERAL

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT ("Agreement") is executed as of this 8th day of August, 1996, by The Hartcourt Companies, Inc., a Utah corporation (hereinafter referred to as the "Debtor"), with its principal place of business located at 19104 South Norwalk Blvd., Artesia, California 90703, in favor of NuOasis International Inc., a corporation organised under the laws of the Commonwealth of the Bahamas, its successors and assigns (hereinafter referred to as the "Secured Party").

          WHEREAS, the following recitals of fact are a material part of this Agreement; and,

         WHEREAS, Secured Party is granting credit to Debtor pursuant to a Convertible Secured Promissory Note (the "Note") dated of even date which is required to be secured by the property described in Exhibit "A" to the Note (all of which documents and instruments evidencing and/or securing indebtedness of Debtor to Secured Party are collectively referred to herein, along with this Agreement, as the "Security Documents"). Secured Party is unwilling to grant credit to Debtor unless Debtor grants to Secured Party the security interest granted herein according to the terms and conditions hereof.

1. In consideration of the granting of credit to Debtor by Secured Party, Debtor hereby grants to Secured Party a security interest (hereinafter referred to as the "Security Interest") in the property described on Exhibit "A" attached hereto and made a part hereof, whether now owned or hereafter acquired, including all proceeds and products thereof and additions and accessions thereto (hereinafter referred to as the "Collateral"). This Agreement and the rights hereby granted shall secure the following (hereinafter collectively referred to as the "Obligations"):

          A. Principal and Interest. The principal amount of Borrower's indebtedness to Secured Party with interest thereon as specified in the Security Documents and any renewals, extensions or modifications thereof; and

          B. Expenses. The expense of all legal proceedings, including attorneys' fees, brought by the Secured Party to enforce the Note or this Agreement and all other costs and expenses paid or incurred by the Secured Party in respect of or in connection with the Collateral; and

          C. Performance. The observance and performance by the Debtor of all of the terms, provisions, covenants and obligations on its part to be observed or performed under the Note and this Agreement; and

          D. Other. Any and all indebtedness, obligations and liabilities of any kind and nature of the Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2.   DEBTOR'S WARRANTIES, COVENANTS AND AGREEMENTS

     Debtor hereby warrants, covenants and agrees that:

     A. Purpose. The Collateral covered by this Agreement is used or purchased for use primarily for business purposes. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale of the Collateral, except in ordinary course of business.

     B. Transfer of Collateral Prohibited. Debtor will not, without obtaining the prior written consent of Secured Party, transfer or permit any transfer of the Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as permitted above), or by way of a grant of a security interest, or by way of levy or other judicial process.

     C. Access and Inspection. Debtor will, at all reasonable times, allow Secured Party or its representatives free and complete access to all of the Debtor's records for such inspection and examination as Secured Party deems necessary. Debtor shall also upon request of Secured Party from time to time submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party shall require.

     D. Third Party Claims. Debtor at its cost and expense will protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against the claims and demands of all other parties. Debtor will promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the terms of the Agreement.

     E. Insurance. Debtor at its expense will obtain and maintain in force insurance policies including fire and flood insurance, covering losses or damage to the Collateral. The insurance policies to be obtained by Debtor shall be in form and amounts acceptable to Secured Party. Secured Party is hereby irrevocably appointed Debtor's attorney in fact to endorse any check or draft that may be payable to the Debtor, alone or jointly with other payees, so that the Secured Party may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by the Secured Party in the collection thereof, shall be applied in Secured Party's sole discretion either toward the costs of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

     F. Notices. Debtor will give Secured Party immediate written notice of any change in location of Debtor's place of business.

3.   EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute and is hereby defined to be an "Event of Default":

     A. Breach of Security Agreement Any failure or neglect to observe or perform any of the terms, provisions, promises, agreements or covenants of this Agreement and the continuance of such failure or neglect after notice thereof to the Debtor; or

     B. Failure to Pay. Any failure of the Debtor to pay any amount of principal and/or interest, or any other sum due under the Note within ten (10) days following the date such amount became due and payable; or

     C. False Statements. Any warranty, representation or statement contained in this Agreement or otherwise made or furnished to the Secured Party by or on behalf of the Debtor shall be or shall prove to have been false when made or furnished; or

     D. Destruction or Demise of Collateral. Any loss, theft, substantial damage, destruction of, or the attachment of an encumbrance to any of the Collateral, or the voluntary or involuntary transfer of any of the Collateral (and said Collateral is not immediately replaced, restored or returned) or the transfer of possession thereof to anyone, or the sale, creation of a security interest, lien, attachment, levy, garnishment, distraint, or other process of, in or upon any of the Collateral, and if such attachment or other similar process is not bonded or released within thirty (30) days after levy.

     E Breach of Conversion Rights. If the Debtor shall fail to honor the Secured Party's conversion rights under the Note following thirty (30) days prior notice to Debtor and following Secured Party's compliance with all the procedures of Debtor for conversion and the failure of Debtor to either tender the shares issuable upon conversion or to notify Secured Party of additional third party requirements (i.e. transfer agent) within said thirty (30) day period.

4.   SECURED PARTY'S REMEDIES

     Upon the occurrence of any Event of Default hereunder, Secured Party shall have the following rights and remedies:

     A. Acceleration and Possession. Secured Party may, at its option, declare all or any part of the Obligations immediately due and payable and Debtor shall on demand by Secured Party deliver the Collateral to the Secured Party. Secured Party may, without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, may enter upon any property occupied by or in the control of Debtor.

     B. All Remedies Available. Secured Party may pursue any legal remedy available to collect all sums secured hereby and to enforce its title in and right to possession of the Collateral, and to enforce any and all other rights or remedies available to it, and no such action shall operate as a waiver of any other right or remedy of the Secured Party under the terms hereof or under applicable law.

     C. Waiver of Defenses. Debtor waives any requirements of presentment, protest, notices of protest, notices of dishonor, and all other formalities. Debtor waives all rights and/or privileges it might otherwise have to require Secured Party to proceed against or exhaust the Collateral encumbered hereby or the Note or to proceed against any guarantor of the Obligations or to pursue any other remedy available to Secured Party in any particular manner or order under the legal or equitable doctrine or principle of marshaling and/or suretyship and further agrees that Secured Party may proceed against any or all of the Collateral encumbered hereby in the event of default in such order and manner as Secured Party in its sole discretion may determine. Any Debtor that has signed this Agreement as a surety or accommodation party, or that has subjected its property to this Agreement to secure the indebtedness of another hereby expressly waives the benefits of the provisions of any laws which could delay, defeat or render more costly the Secured Party's realization upon the Collateral, waives any defense arising by reason of any disability or other defense of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor, and waives the benefit of any statutes of limitation affecting the enforcement hereof.

     D. Sale of Collateral. Secured Party may sell all or any part of the Collateral at public or private sale either with or without having such Collateral at the place of sale, and with notice to Debtor as provided herein. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking, storing, repairing and selling the Collateral (including attorneys' fees and court costs) shall be applied to the payment of any part or all of the Obligations and any other indebtedness or liability of Debtor to Secured Party, and any surplus thereafter remaining shall be paid to any person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of Collateral and the total amount of Obligations owing by Debtor, Debtor will promptly upon demand pay the amount of such deficiency to Secured Party.

     E. Secured Party as Purchaser. At any sale, public or private, of the Collateral or any part thereof, made in the enforcement of the rights and remedies of Secured Party, Secured Party may purchase any part or parts of the Collateral or all thereof offered at such sale.

     F. Notice of Sale. Secured Party shall give Debtor reasonable notice of any sale or other disposition of the Collateral or any part thereof. Debtor agrees that notice shall be conclusively deemed to be reasonable and effective if such notice is mailed by registered or certified mail postage prepaid, to Debtor at Debtor's principal place of business at least ten (10) days prior to such sale or other dispositions.

     G. Applicable Law Remedies. Secured Party shall have all the rights and remedies afforded a Secured Party under applicable law.

5.   MISCELLANEOUS PROVISIONS

     A. Waivers and Cumulative Remedies. No Event of Default hereunder by Debtor shall be deemed to have been waived by Secured Party except by a writing to that effect signed by Secured Party and no waiver of any such Event of Default shall operate as a waiver of any other Event of Default on a future occasion, or as a waiver of that Event of Default after written notice thereof and demand by Secured Party for strict performance of this Agreement. All rights, remedies and privileges of Secured Party hereunder shall be cumulative and not alternative, and shall, whether or not specifically so expressed, inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Debtor shall bind its successors and legal representatives.

     B. Debtor's Possession of Collateral. Until an Event of Default, the Debtor may retain possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or with the provisions of any policies of insurance thereon.

     C. Waiver of Jury Trial. Secured Party and Debtor hereby agree to trial by court and irrevocably waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Agreement, the Note, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Agreement.

     D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     E. Written Amendment Required. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by Debtor and Secured Party.

     F. Full Force and Effect. This Agreement shall remain in full force and effect until all of the indebtedness and any extensions or renewals thereof shall be paid in full.

     G. Successors and Assigns. Secured Party and Debtor as used herein shall include the heirs, executors or administrators, or successors or assigns of those parties. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein.

     H. Financing Statements. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statements. Notwithstanding the foregoing, Debtor shall provide, shall execute and shall cooperate with Secured Party in the execution and filing of such financing statements, documents and instruments as Secured Party may reasonably request in order to perfect the security interest granted to Secured Party hereunder or otherwise to carry out the purposes of this Agreement.

     I. Governing Law. This Security Agreement and the transaction evidenced hereby shall be construed under the laws of the United States, as the same may from time to time be in effect.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on behalf of and in the name of Debtor on the date indicated above.

                                             The Hartcourt Companies, Inc.
                                             a Utah corporation



                                             By:-------------------------------
                                                Name:
                                                Title:

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                                  SCHEDULE "3"

                                     to the
                           Purchase and Sale Agreement
                                 Dated August 8, 1996

                                 CAPITALIZATION

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 110,001,000 shares of capital stock, composed of 100,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), 1,000 shares of Preferred Stock, par value $.01 per share ("Original Preferred Stock"), and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Class A Preferred Stock").

COMMON STOCK

         Voting Rights. Subject to the voting rights of holders of Original Preferred Stock described below, each holder of shares of Common Stock is entitled to one vote for each share of Common Stock for the election of directors and on each other matter submitted to a vote of the stockholders of the Company. Until December 31, 2010, holders of Common Stock, are entitled to elect two-fifths (2/5) of the authorized number of members of the Board of Directors. The holders of Common Stock have exclusive voting power on all matters at any time no Preferred Stock with superior voting rights is issued and outstanding.

         Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share ratably in distributions of any assets after payment in full or provision for all amounts due creditors and provision for any liquidation preference of any other class or series of stock of the Company then outstanding.

         Dividends. Dividends may be declared by the Board of Directors and paid from time to time to the holders of Common Stock in cash, stock, or otherwise, as may be determine by the Board of Directors, out of the net profits or surplus of the Company.

ORIGINAL PREFERRED STOCK

         Voting Rights. The holders of Original Preferred Stock are not entitled to vote on any matters except those affecting the Original Preferred Stock, the election of directors (to the extent described below) and as otherwise required by law. Until December 31, 2010, holders of Original Preferred Stock, voting as a single class, are entitled to elect three-fifths (3/5) of the authorized number of members of the Board of Directors.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, holders of Original Preferred Stock are entitled to be paid the full par value of the Original Preferred Stock, $.01 per share.

         Conversion Rights. The holders of shares of Original Preferred Stock are entitled to convert each share of Original Preferred Stock into 1,000 shares of fully paid non-assessable Common Stock.

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          Dividends.The  holders of shares of Original  Preferred  Stock are not entitled to receive any dividends. Class A Preferred Stock

         General. The 10,000,000 shares of authorized and unissued Class A Preferred Stock may be issued pursuant to action by the Company's Board of Directors and without further action by the Company's stockholders with such designations, powers, preferences and other rights and qualifications, limitations and restrictions thereof as the Board of Directors may designate, including but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iii) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (iv) any preferential amount payable upon shares of such series may be converted into other securities, if such shares are convertible; and (v) the voting rights, including the right to vote as a class on designated matters such as, but not limited to, the merger, consolidation or sale of substantially all of the Company's assets, or the approval of designated action by a greater than two thirds (2/3) affirmative vote, and if so, the terms and conditions thereof and any limitations thereon.

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